Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of InfoSearch Media, Inc. a Delaware corporation (the "Company") on Form 10-KSB for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), George Lichter, Chief Executive Officer of the Company, and Frank Knuettel II, Chief Financial Officer of the Company, certify to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to InfoSearch Media, Inc., and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 17, 2007	INFOSEARCH MEDIA, INC.

/s/ George Lichter
By: George Lichter Its: Chief Executive Officer

Date: April 17, 2007	INFOSEARCH MEDIA, INC.

/s/ Frank Knuettel II
By: Frank Knuettel II Its: Chief Financial Officer